UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NWH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $.01 per share of NWH, Inc.
	(2)	Aggregate number of securities to which transaction applies:
3,082,974 shares of NWH, Inc. common stock (consisting of 2,910,859 shares of common stock outstanding on June 20,
2006; and 172,115 shares of common stock issuable upon exercise of in-the-money options).
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was based upon the sum of (A) $53,094,068.16 (2,910,859 shares of common stock multiplied by $18.24 per share) and (B) $709,460 (172,115 shares of common stock issuable upon the exercise of in-the-money options multiplied by $4.1220 per share, which is the difference between $18.24 and $14.1180, the weighted average exercise price per share of in-the-money options).
	(4)	Proposed maximum aggregate value of transaction:
$53,803,528.00
	(5)	Total fee paid:
$5,757 (calculated by multiplying the proposed maximum aggregate value of the transaction by 0.00010700, in accordance with Section 14(g) of the Exchange Act).
☑	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NWH, INC.
156 West 56th Street, Suite 2001
New York, New York 10019

IMPORTANT MERGER VOTE
TIME IS SHORT—PLEASE ACT TODAY!

July 19, 2006

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important special meeting of stockholders of NWH, Inc. to be held on Monday, August 7, 2006. Your vote is extremely important, regardless of the number of shares of NWH common stock that you own. Please note that adoption of the merger proposal requires the affirmative vote of a majority of the shares of NWH common stock outstanding and entitled to vote at the meeting. Accordingly, if you do not vote it has the same effect as a vote “against” the merger proposal.

You may use one of the following simple methods to promptly provide your voting instructions:

1.                Vote by Internet:   Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.                Vote by Telephone:   Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.                Vote by Mail:   Sign, date and return your voting instruction form in the postage-paid return envelope provided.

If the merger agreement is approved and the merger is completed, each outstanding share of NWH common stock will be exchanged for the right to receive $18.24 in cash. For the reasons set forth in the proxy statement dated June 30, 2006, your Board of Directors unanimously recommends that you vote “FOR” the merger proposal.

We respectfully request that you vote your shares at your earliest convenience. If you need assistance voting your shares, please call D.F. King & Co., Inc., toll free at (800) 549-6746.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Terrence S. Cassidy
Chief Executive Officer